EXHIBIT 10.36
                                    [LOGO]

                       INTERNATIONAL CAPITAL GROWTH, LTD.
December 16, 1997



Mr. Allen Harper
First American Railways, Inc.
3700 North 29th Avenue
Suite 202
Hollywood, FL  33020

Dear Allen:

This will confirm our agreement that International Capital Growth, Ltd., a Delaware corporation ("ICG"), shall render its services to First American Railways, Inc. ("First American" or the "Company") as its exclusive financial advisor and exclusive investment banker regarding the Company's intention to issue securities on a private basis (the "Financing").

1. SALE OF SECURITIES. As soon as practicable after preparation of suitable offering materials, ICG shall use its best efforts to arrange a sale by the Company of the Investment Units to investors, pursuant to both Regulation S ("Regulation S") and Regulation D ("Regulation D") issued under the Securities At of 1933, as amended (the "Act"), ready, willing, and able to purchase the Investment Units.

2. PLACEMENT FEES. The Company shall pay ICG as compensation for its services 10% of the gross proceeds received by the Company from the financing. In addition, the company will pay ICG 5% of all debt, or other obligations converted to or payable in stock arranged by ICG. Further, as compensation for both its fundraising and management services the Company shall (i) issue to ICG and/or its designess 750,000 shares of Common Stock; (ii) 25,000 sub-placement warrants for each $1.0 million raised, exercisable at the financing price for a period of 24 months, and (iii) extend the term of the original sub-placement agent warrants or reissue them for a term of 24 months from their expiration in April 1998 and reduce the exercise price to $1.00. The Company shall pay the cash and warrant placement fees due to ICG upon each closing and the Common Stock fees on the initial closing.

                                  [LETTERHEAD]

Mr. Allen Harper
December 16, 1997
Page 2

--------------------------------------------------------------------------------

3. COOPERATION. The Company and ICG shall cooperate with one another fully in order to consummate the issuance and sale of the securities contemplated herein as expeditiously as practicable. In particular, the Company will prepare such offering materials as ICG may reasonably request.

   Further, on a monthly basis, The Company will provide to ICG financial information, the form and substance to be agreed upon in the future, but to include cash position and cash outflows in the previous month.

4. REGISTRATION. By September 30, 1998, the Company shall file or amend one or more Registration Statements relating to all shares (including placement and management fee shares to be issued in connection with the Financing) and will thereafter use its best efforts to obtain (by September 30, 1998) and maintain the effectiveness of the Registration Statement to become effective under the Act until January 31, 1999. The costs and expenses associated with the preparation, filing and the prosecution of such registration statement shall be borne by the Company.

5. EXPENSES. The Company agrees to pay ICG, on each closing, an expense allowance on a non-accountable basis equal to two percent (2%) of the gross proceeds derived from any placement. In addition, ICG's legal fees (up to a maximum of $35,000) and expenses, as well as any Blue Sky legal fees (up to a maximum of $10,000) and expenses of ICG associated therewith shall be paid by the Company.

6. CONFIDENTIALITY. ICG will not disclose to any other person, firm or corporation, nor use for its own benefit during or after the term of this agreement, any trade secrets or other information designated as confidential by the Company which is acquired by ICG in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans, and information concerning the filing or pendency of patent applications.) Any financial advice rendered by ICG pursuant to this agreement may not be disclosed publicly in any manner without the prior written approval of ICG. At the conclusion of this engagement and upon request by the Company, ICG shall return all material deemed confidential, supplied by the Company.

7. INDEMNIFICATION. The Company hereby agrees to indemnify, defend and hold harmless ICG and its affiliates, the respective directors, officers, agents and

                                  [LETTERHEAD]

Mr. Allen Harper
December 16, 1997
Page 3

--------------------------------------------------------------------------------

   employees of ICG and its affiliates and each other person, if any, controlling ICG or any of its affiliates from and against any losses claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) incurred as a result of claims asserted by third parties related to or arising out of the engagement of ICG by the Company pursuant to the terms hereof or in connection therewith, and will reimburse ICG, and any other party entitled to be indemnified hereunder for all expenses (including attorneys fees) as they are incurred by ICG or any other indemnified party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which ICG or any of its affiliates is a party. The Company will not, however, be responsible for any claims, liabilities, losses damages or expenses which have resulted from ICG's misconduct or negligence. The Company also agrees that neither ICG, nor any of its affiliates, nor any person controlling ICG, or any of its affiliates, shall have any liability to the Company for or in connection with the engagement pursuant to the terms hereof, except for any such liability for losses, claims, damages or expenses incurred by the company that result from ICG's misconduct or negligence. The foregoing agreement shall be in addition to any rights that ICG or any indemnified party may have at a common law or otherwise, including, but not limited to, any right to contribution. The Company hereby consents to personal jurisdiction, services or process and venue in any court in which any claim subject to this indemnification provision is brought against ICG or any other indemnified party, only with respect to any other claim that may be made against the Company. The obligation to indemnify ICG pursuant to the terms of this paragraph shall survive and remain in full force and effect following the completion of any transaction contemplated herein or the expiration or termination of this agreement.

   ICG hereby agrees to indemnify, defend and hold harmless the Company and its affiliates, the respective directors, officers, agents and employees of the Company and its affiliates and each other person, if any, controlling the Company or any of its affiliates, from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) incurred as a result of claims asserted by third parties arising out of misconduct or negligence of ICG in connection the engagement of ICG hereunder, and ICG will reimburse the Company and any other party entitled to be indemnified hereunder for all expenses (including attorneys fees) as they are incurred by the Company, or any other indemnified party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Company, or any of its affiliates is a party. ICG agrees that neither

                                  [LETTERHEAD]

Mr. Allen Harper
December 16, 1997
Page 4


   the Company, nor any of its affiliates, nor any person controlling the Company, or any of its affiliates, shall have any liability to any person for or in connection with the engagement pursuant to the terms hereof, except for any liability for losses, claims, damages, liabilities or expenses that result from ICG's misconduct or negligence. The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise including, but not limited to, any right of contribution. ICG hereby consents to personal jurisdiction, service of process and venue in any court in which any claim subject to this indemnification provision is brought against the Company, or any other indemnified party, only with respect to such claims against the Company, or another indemnified party, and not with respect to any other claim that may be brought against ICG. ICG's obligation to indemnify the Company, and others pursuant to the terms of this paragraph shall survive and remain in full force and effect following the completion of any transaction contemplated herein or the expiration or termination of this agreement.

8. OPERATING MATTERS. As soon as the appropriate candidates are identified utilizing the Company's best efforts, the Company shall hire a President/Chief Operating Officer for First American Railways, Inc. as well as a new Director of Sales and Marketing for the Florida Fun-Train Division.

   Further, the Company shall immediately make available one seat on its Board of Directors to a representative of the investor group in the Financing. In addition, the Company shall make an additional seat on its Board of Directors available at its next shareholders meeting currently scheduled for June 1998 to an additional representative of the investor group.

9. GOVERNING LAW. This agreement shall be governed by the internal laws of the State of Florida. Any dispute arising out of this agreement shall be adjudicated in the courts of the State of Florida or in the federal courts sitting in the State of Florida, and ICG hereby agrees that service of process upon it by registered mail at the address shown in this agreement shall be deemed adequate and lawful.

10.DUE AUTHORITY. The Company and ICG each represents to the other that it has due authority to enter into this agreement and that the officer executing this agreement has full authority to do so.

11.TERMINATION. Unless extended by mutual agreement of the Company and ICG, this agreement and all liabilities and obligations hereunder (except as to paragraphs 6 and 7) shall terminate on March 31, 1998.

                                  [LETTERHEAD]

Mr. Allen Harper
December 16, 1997
Page 5

--------------------------------------------------------------------------------

   It is understood and agreed that at such time as ICG and the Company shall mutually agree as to the manner, term, conditions and other more specific provisions of the sale of securities as contemplated herein, the Company and ICG will execute and deliver definitive agreements, which agreements will supersede and replace this agreement in relevant part. Such agreements will set forth such representations, warranties, indemnification provisions, closing conditions and other matters as are customary in such agreement.

   If any legal action or other proceeding is brought in connection with the interpretation or enforcement of any of the provisions of this agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in an action or proceeding in addition to any other relief to which the party may be entitled.

   Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                Very truly yours,
                                INTERNATIONAL CAPITAL GROWTH, LTD.

                                By /S/ ALAN JACOBS
                                ------------------------------------------------
                                       ALAN JACOBS

   Accepted and agreed to on this
   17 day of December, 1997

   FIRST AMERICAN RAILWAYS, INC.

   By /S/ ALLEN C. HARPER
   ------------------------------
          ALLEN C. HARPER

                                  [LETTERHEAD]